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                                                                     EXHIBIT 11

                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE
                                  (UNAUDITED)




                                                                 (In thousands, except per
                                                                       share amounts)

                                                                   YEAR ENDED DECEMBER 31,
                                                                  ------------------------
                                                                       1995     1994
                                                                     -------   -------
Net earnings available to common stockholders                         $2,299   $12,101
                                                                     =======   =======
PRIMARY

    Average number of shares oustanding                                6,687     6,500

    Add:  Dilutive effect of stock options based
              upon treasury stock method                                  --       154

                                                                     -------   -------

          Total                                                        6,687     6,654
                                                                     =======   =======

          Per share amount                                             $0.34     $1.82
                                                                     =======   =======

FULLY DILUTED

    Average number of shares outstanding                               6,687     6,500

    Add:  Dilutive effect of stock options based
          upon treasury stock method                                      --       154
                                                                     -------   -------

          Total                                                        6,687     6,654
                                                                     =======   =======

          Per share amount                                             $0.34     $1.82
                                                                     =======   =======
